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EXHIBIT 16





April 5, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

We have read Item 4 of Form 8-K dated April 5, 1999, of Advanced Lighting Technologies, Inc. and are in agreement with the statements therein.



                                                     /s/ Ernst & Young LLP